Exhibit 21

Regis Corporation

List of Subsidiaries

Company Name	Country or State of Incorporation/Formation
The Barbers, Hairstyling for Men & Women, Inc.	Minnesota
WCH, Inc. *	Minnesota
We Care Hair Realty, Inc. *	Delaware
Supercuts, Inc.	Delaware
Supercuts Corporate Shops, Inc.	Delaware
Tulsa’s Best Haircut LLC (50.0 percent Supercuts, Inc.)	Oklahoma
RPC Acquisition Corp.	Minnesota
Regis Corp.	Minnesota
Regis Insurance Group, Inc.	Vermont
Regis, Inc.	Minnesota
First Choice Haircutters International Corp.	Delaware
Cutco Acquisition Corp.	Minnesota
Regis International Ltd.	Minnesota
N.A.H.C. Acquisition LLC*	Minnesota
EEG, Inc. (55.1 percent Regis Corporation)	Delaware
HC (USA), Inc.	Delaware
HCM Industries, Inc.	Florida
Hair Club for Men, Ltd., Inc.	Florida
Hair Club for Men, LLC	Delaware
HCA Advertising Services, Inc.	New York
Hair Club for Men, Ltd.	Delaware
3115038 Canada, Inc.	Canada Federal
Hair Club for Men, Ltd. (50.0 percent Hair Club for Men, Ltd., Inc.)	Illinois
Hair Club for Men of Milwaukee, Ltd. (50.0 percent Hair Club for Men, Ltd., Inc.)	Wisconsin
TTEM, LLC*	Delaware
HCMA Staffing, LLC	Delaware
Salon Management Corporation	California
Salon Management Corporation of New York*	New York
Regis Netherlands, Inc	Minnesota
Roger Merger Subco LLC	Delaware
RGS International SNC (99.9 percent Regis Corporation, 0.1 percent Roger Merger Subco LLC)	Luxemburg
Regis International Holdings SARL	Luxemburg
Regis Holdings (Canada) Ltd	Nova Scotia
First Choice Haircutters, Ltd	Nova Scotia
Magicuts Ltd	Nova Scotia
RHS Netherlands Finance B.V.	Netherlands
RHS Netherlands Holdings B.V.	Netherlands
RHS UK Holdings Ltd *	United Kingdom
Haircare Ltd *	United Kingdom
Haircare Gmbh	Germany
York Ave Beauty Salons (50.0 percent Haircare Ltd)	Canada
Sagestyle Ltd*	United Kingdom
Haircare UK Ltd*	United Kingdom
Regis UK Limited	United Kingdom
Blinkers Group, Ltd *	United Kingdom
Blinkers Property, Ltd *	United Kingdom
HCUK Hair, Ltd *	United Kingdom
Regis Netherlands Merger BV	Netherlands
Provalliance, SAS (30.0 percent Regis Netherlands Merger BV)	France
Mark Anthony, Inc.	North Carolina

*Inactive Entities